Exhibit 99.1
1 January 12, 2009

Forward-Looking Statement 2 This presentation contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding: our ability to successfully develop and commercialize our therapeutic products; our ability to introduce our new pharmacogenetic and molecular diagnostics products and services; our ability to successfully integrate the operations, business, technology, and intellectual property obtained in our acquisitions; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward- looking information and statements. These risks and uncertainties include, but are not limited to: whether vilazodone or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether our PGxPredict tests and Cogenics molecular services offerings will gain wide acceptance in the market; whether we will be able to successfully identify and validate biomarkers for response to vilazodone or to any of our other therapeutic products; whether vilazodone and our other therapeutic products will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from all of our acquisitions; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Our audience is cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investment Opportunity Clinical Data is a biotechnology company developing late-stage drugs that are first-in-class, best-in-category, or both. 3 High-margin products Product differentiation Lower technical risk Reduced development expense Intellectual property protection

Disease Areas Central Nervous System Depression Pain (chronic and acute) Cardiovascular Disease Inherited cardiac conditions, e.g., Long QT Syndrome Stress test imaging Oncology Non-Hodgkin's lymphoma Breast cancer Colorectal cancer 4

Current Value Drivers Two Phase III drugs: Vilazodone(tm): first-in-class & best-in-category antidepressant Stedivaze(tm): best-in-class cardiac stress imaging agent Deep pipeline of drug (Rx) and diagnostic (Dx) candidates Molecular diagnostic test revenue growing >100% year over year Specialized cardiovascular sales force Strong and growing intellectual property estate 5

2009: A Year of Milestones 6 Results from 2nd Phase III registration trial for Vilazodone End of Phase II meeting with FDA on Stedivaze Initiate Phase III program for Stedivaze Close of Avalon Pharmaceuticals acquisition 1H Vilazodone NDA filing IND filing for NME Publication of 1st Phase III registration trial results for Vilazodone Potential milestone payment(s) 2H

Vilazodone for Major Depression First-in-class drug, dual mechanism of action SSRI 5HT1A Antidepressants are largest segment of U.S. CNS market $12+B annual sales; Global $20+B 200M prescriptions annually Largely undifferentiated products in increasingly 'generic' market Current drugs are limited Response may take weeks to determine Common side effects include sexual dysfunction and weight gain Poor compliance 7 MOAs used in treatment of depression, anxiety & other psychiatric conditions

Vilazodone: Blockbuster Potential Impressive results from first Phase III trial Statistically significant (P = .001) reduction in symptoms of depression Improvement in symptoms of depression in 1st week Generally well tolerated No difference in sexual dysfunction compared to placebo Proprietary biomarkers of response to Vilazodone identified for companion Dx Enhanced efficacy Extended patent protection Additional revenue opportunity U.S. Vilazodone sales with companion Dx Year 1: $300M Peak sales: $2+B 8

Early Separation of Symptoms of Depression: Vilazodone vs. Placebo - ITT, LOCF - P-values are for comparisons of vilazodone and placebo by ANCOVA Placebo (n=199) Vilazodone (n=198) 3.2 Baseline 1 2 3 4 5 6 7 8 Week of Treatment LSM Change from Baseline for MADRS p=0.0002 p=0.0127 p=0.0011 p=0.0001 p=0.001 5 15 25 35 9

Patients with Proprietary Biomarker Demonstrate Substantial Decrease in Symptoms of Depression Mean MADRS +/- SEM 1 2 3 4 5 6 7 8 0 5 15 25 35 Placebo with biomarker Placebo without biomarker Vilazodone without biomarker Biomarker patients had 2X response at week 8 30% of patients are biomarker positive Vilazodone with biomarker 10 Week of Treatment

Most Common Adverse Events*

Vilazodone**		
AE	Drug	Placebo
Diarrhea	24%	7%
Nausea	19%	4%
Somnolence	5%	2%

Lexapro® (escitalopram oxalate)*		
AE	Drug	Placebo
Nausea	15%	7%
Insomnia	9%	4%
Ejaculation Disorder	9%	<1%
Somnolence	6%	2%
Sweating Increased	5%	2%
Fatigue	5%	2%

Zoloft® (sertraline hydrochloride)*		
AE	Drug	Placebo
Nausea	26%	12%
Diarrhea/ loose stools	18%	9%
Somnolence	13%	6%
Tremor	11%	3%
Sweating Increased	8%	3%
Ejaculation failure	7%	<1%
Dyspepsia	6%	3%

Effexor® XR (venlafaxine hydrochloride)*		
AE	Drug	Placebo
Nausea	31%	12%
Dizziness	20%	9%
Somnolence	17%	8%
Abnormal ejaculation	16%	<1%
Sweating	14%	3%
Dry Mouth	12%	6%
Nervousness	10%	5%
Anorexia	8%	4%
Abnormal dreams	7%	2%
Tremor	5%	2%

*Taken from most recent prescribing information, the above represents most commonly observed treatment emergent adverse events from placebo controlled clinical trials in Major Depressive Disorder (incidence of approximately 5% or greater and approximately twice the incidence in placebo patients)

**PGxHealth, data on file representing adverse events from the initial Phase III placebo-controlled trial (incidence of approximately 5% or greater and approximately twice the incidence in placebo patients)

CLINICAL DATA®

Vilazodone Development Milestones Second Phase III registration trial began March 2008 Enrollment completed 7 weeks ahead of schedule Data expected Q2 2009 Long-term safety study fully enrolled Target 600 patients on drug for 12 months; currently ~300 patients have been on drug for 6+ months Commercial scale-up in process Publication of results from the first Phase III registration study in 2009 NDA filing anticipated in late 2009 12

Stedivaze: Cardiac Stress Agent Stedivaze: Cardiac Stress Agent Best-in-class Rx used as Dx stress agent U.S. market projected to be $800M in 20111 Ex-U.S. marketing collaboration discussions underway Additive to cardiovascular focus, specialty sales force Phase II data demonstrated: Improved tolerability over existing agents Rapid onset and offset of action Diagnostic accuracy Ease of use via bolus dosing 1 AMR Monthly Monitor 13

Phase II Results: Stedivaze AE Profile is Better than Adenoscan Hendel et al AHA, 2005 *Safety population only. Incidence of AEs 5% or greater. 14 Dyspnea Chest Pain Dizziness Headache Flushing Hypotension Nausea 2° AV Block 0 20 40 Stedivaze (Apadenoson) 1.0 ^g/kg 2.0 ^g/kg Adenoscan % Change from Adenoscan

Stedivaze Development Milestones Successful end-of-Phase II meeting with FDA in Jan. 2009 Consensus on overall trial design and use of fixed dose regimen Clarified extent of other common program requirements to be considered for the NDA submission Initiate Phase III program in 1H 2009, as scheduled 15

Our Therapeutics Pipeline Current Stage Lead Discovery Preclinical Phase I Phase II Phase III NDA Marketed Novartis Confidential Partner Vilazadone(tm) Stedivaze(tm) Cardiac Imaging ATL1222: Acute Inflammation ATL844: Diabetes / Asthma ATL313 : Ophthalmic Pain Other indications Projected Stage In 12 Months

Acquisition of Avalon Pharmaceuticals (AVRX) Expands capabilities in oncology Rx and Dx Drug discovery platform to identify biomarkers and targets Partnered programs with Merck and Novartis Proposed acquisition announced 10/28/08 $10M all-stock transaction subject to AVRX shareholder approval; anticipated close 1Q 2009 Additional $2.5M in stock if certain milestone payments are received 17

FAMILION(r): Dx for Inherited Cardiac Conditions Genetic tests to detect mutations associated with inherited cardiac syndromes Tests are used to: Diagnose disease Guide treatment decisions Determine risk in family members ACC/AHA/ESC guidelines recommend genetic testing for suspected carriers 18

Family of Genetic Tests

Test	Disease	Incidence/ Prevalence U.S.[(1)]
FAMILION LQTS	Long Q/T	~100,000 1/3,000
FAMILION HCM	Hypertrophic Cardiomyopathy	~500,000 1/500
FAMILION ARVC	Arrhythmogenic Right Ventricular Cardiomyopathy	~60,000 1/5,000
FAMILION CPVT	Catecholaminergic Polymorphic Ventricular Tachycardia	~28,000 1/10,000
FAMILION BrS	Brugada Syndrome	Unknown

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(1) Prevalence & incidence rates exclude International markets. Sources: Selected industry and academic publications and resources.

FAMILION: Over 100% Growth Year Over Year* Up over 100M covered lives since Jan. 2008 20 FAMILION: Over 100% Growth Year Over Year $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 2004 2005 2006 2007 2Q 2008 New Sales Force *Calendar Year

Next Steps for FAMILION Continue to increase payor coverage Leverage cardiac sales force with additional products Partnerships to expand distribution ex-U.S. United Kingdom Ireland Australia/New Zealand Other EU countries 21

Dx for Drug Response: PGxPredict(r) Tests Build body of data to establish role for FCGR3A testing in NHL, breast cancer, colon cancer and RA 22 Predict drug response, Inform treatment decisions Oncology CNS RA Diabetes In Development Commercially Available

Clinical Data Profile* Ticker: CLDA Market Cap: $194.22M Shares Outstanding: 22.74M Revenue: $18.0M for 1H 2008 Cash: $52.1M at Sept. 30, 2008 Debt: $29.1M at Sept. 30, 2008 Insider Ownership: 52% Substantially all shares were purchased 23 * As of 1/2/09 unless otherwise indicated

High-margin products Product differentiation Lower technical risk Reduced development expense Intellectual property protection Business Model: Integrated & Reproducible 24 Biomarker IP & Expertise Rx + Dx Product Franchises Vilazodone Companion Dx Payor Oriented Patient/Provider Patient/Provider

25 Thank you